Execution Version

Exhibit 10.1
THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE TO ANY AND ALL INDEBTEDNESS, OBLIGATIONS AND LIABILITIES OF THE MAKER HEREOF TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF MAY 7, 2009, TO WHICH REFERENCE IS HEREBY MADE FOR A MORE FULL STATEMENT THEREOF.

PROMISSORY NOTE

$________________	May __, 2009

For value received, and intending to be legally bound, nFinanSe, Inc., a Nevada corporation, and nFinanSe Payments Inc., a Nevada corporation (collectively, the “Borrowers”) hereby promise to pay to the order of ____________________________, a _____________________ (the “Holder”), the principal sum of _______________________ ($_________) on July 31, 2009 (the “Maturity Date”), together with interest from the date hereof on the principal amount outstanding from time to time at an annual rate equal to ten percent (10%) per annum.  Accrued and unpaid interest shall be due on June 5, 2009 and on the fifth Business Day of each month thereafter until all obligations hereunder are satisfied in full.  All payments hereunder shall be made in lawful currency of the United States in immediately available funds.

1. Definitions.  All capitalized terms used but not otherwise defined in this Promissory Note shall have the meanings given to such terms in, or by reference in, the Security Agreement, dated as of the date of this Note (the “Security Agreement”), by and between the Borrower, Holder, Agent (as defined in the Security Agreement) and the other lenders set forth therein.

2. Acceleration.  This Note and the obligations hereunder will be accelerated in the event of any Equity Financing.  As used herein, “Equity Financing” shall mean any financing round completed by the Borrowers prior to the Maturity Date involving the issuance and sale of stock to at least one institutional investor with net proceeds of at least Three Million Dollars and Zero Cents ($3,000,000.00).

3. Joint and Several Obligations.  The obligations of Borrowers hereunder are joint and several.

4. Prepayments.  The outstanding principal amount of this Note may be prepaid, in whole or in part, without penalty. Such prepayments shall be applied first to accrued and unpaid interest and then to principal in the inverse order of maturity.

5. Security.  The obligations, liabilities and indebtedness of the Borrowers evidenced by this Note are secured by the Collateral as defined by the Security Agreement.

6. Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

a. failure of Borrowers to pay (i) any interest or any fees within three Business Days of the date when due hereunder, in each case whether at stated maturity, by acceleration or otherwise, (ii) any principal of the Loans when due, whether at stated maturity, by acceleration or otherwise or (iii) any expenses payable by Borrowers to any Agent or Lender hereunder within five days after receipt by Borrowers from Agent or any applicable Lender of notice that such expenses are payable;

b. any representation or warranty, contained in this Agreement, the other Credit Documents or any other agreement, document, instrument or certificate between the Borrowers and Agent or any Lender or executed by the Borrowers in favor of Agent or any Lender shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

c. failure of the Borrowers to comply with any other covenant contained in the other Credit Documents or any other agreement, document, instrument or certificate among the Borrowers and Agent or any Lender or executed by the Borrowers in favor of Agent or any Lender and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within 30 days after its occurrence;

d. dissolution, liquidation, winding up or cessation of the business (or any material portion of the business) of a Borrower, or the failure of a Borrower to meet its debts generally as they mature, or the calling of a meeting of a Borrower’s creditors for purposes of compromising a Borrower’s debts;

e. the commencement by or against a Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against a Borrower, such proceeding is not dismissed within 60 days;

f. the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the termination or acceleration of the maturity of any other Indebtedness of Borrowers and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is accelerated or permitted to be accelerated, exceeds $100,000; or

g. any Event of Default (as defined in the Amended and Restated Loan Agreement).

7.	Rights and Remedies upon a Default or an Event of Default:

a. Upon the occurrence and during the continuance of a Default or an Event of Default each Lender may cease making Loans. Upon the occurrence and during the continuance of any Event of Default, Agent may declare all Obligations to be immediately due and payable without presentment, demand, protest or any other action or obligation of Agent or any Lender.

b. Upon acceleration of the Obligations as provided in clause (a), Agent may, from time to time, take any and all such action as Agent may elect to enforce any and all rights and interests created and existing under the Credit Documents, or arising under applicable law, including without limitation, all rights and remedies existing under the Security Agreement, all rights of setoff and the following rights (the enumeration of any such rights not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights):

i. The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including, without limitation, the right to notify the United States postal authorities to redirect mail addressed to Borrowers or to an address designated by Agent); or

ii. By its own means or with judicial assistance, enter any or all of Borrowers’ premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises, without any liability for rent, storage, utilities or other sums, and Borrowers shall not resist or interfere with such action, or take any other action permitted to be taken by a secured party under the Code; or

iii. Require Borrowers at Borrowers’ expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent.

c. Borrowers agree that a notice received by them at least 10 days before the time of any intended public sale or of the time, after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Inventory or other Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrowers. Borrowers covenant and agree not to interfere with or impose any obstacle to Agent’s exercise of its rights and remedies hereunder with respect to the Collateral. Agent shall have no obligation to clean up or prepare the Collateral for sale. If Agent sells any of the Collateral upon credit, Borrowers will only be credited with payments actually made by the purchaser that are received by Agent and applied to the Obligations. Agent may, in connection with any sale of the Collateral, specifically disclaim any warranties of title or the like.

8. Nature of Remedies.  All rights and remedies granted Agent and/or Lenders hereunder and under the other Credit Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent may proceed with any number of remedies at the same time or at different times until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, upon or at any time after the occurrence of an Event of Default, may proceed against Borrowers, any guarantor, or their Property at any time, under any agreement, with any available remedy and in any order. Nothing contained in this Agreement or the other Credit Documents shall be deemed to compel Agent or Lenders at any time to accept a cure of any Event of Default hereunder. In no event shall prior recourse to any Collateral be a prerequisite to Agent’s right to demand payment of any Obligation from Borrowers or any guarantor upon the occurrence and during the continuance of any Event of Default.

9. Waiver by the Borrowers.  The Borrowers hereby waive protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note.

10. Waiver of Jury Trial.  The Borrowers and the Holder (by acceptance of this Note) each hereby irrevocably and unconditionally waives any and all rights that such party may have to a jury trial in connection with any litigation or other proceeding arising with respect to any rights and obligations of the parties hereto.

11. Successors and Assigns.  This Note and all obligations evidenced by this Note shall be binding upon the Borrowers and the successors and permitted assigns of the Borrowers, and shall, together with the rights and remedies of the Holder arising under this Note, inure to the benefit of the Holder, its successors and permitted assigns and any future holder of this Note or the obligations evidenced by this Note; provided, however, that the Borrowers shall not transfer or assign the obligations evidenced by this Note without the express written consent of the Holder or such future holder.

12. Governing Law.  This Note shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its otherwise applicable conflicts of laws rules.

13. Severability.  The provisions of this Note are to be deemed severable and the invalidity, illegality or unenforceability of one or more of the provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of the remaining provisions of this Note in such jurisdiction, or the validity, legality or enforceability of this Note, including any such provision, in any other jurisdiction.

14. No Modification.  No modification of this Note shall be binding or enforceable unless in writing and signed by the Holder and the Borrowers.

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DB1/62916230.1

IN WITNESS WHEREOF, the undersigned Borrowers, intending to be legally bound, execute this Note as of the date first set forth above.

nFinanSe Inc.

By: ___________________________
Name:
Title:

nFinanSe Payments Inc.

By: ___________________________
Name:
Title:

DB1/62916230.1